QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

CONSENT TO BE NAMED AS A DIRECTOR

        Pursuant to Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended, in connection with the Registration Statement on Form S-1 (the "Registration Statement") of Polypore International, Inc. (the "Company") relating to the Company's initial public offering of its common stock, the undersigned hereby consents to being named and described in the Registration Statement and in any and all amendments, including post-effective amendments, or supplements thereto (including the prospectus contained therein) to be filed with the U.S. Securities and Exchange Commission as a person about to become a director of the Company, and to the filing or attachment of this Consent with such Registration Statement and any amendment, including any post-effective amendment, or supplement thereto.

        IN WITNESS WHEREOF, the undersigned has executed this Consent as of the 21 day of May, 2007.

/s/ Frederick C. Flynn, Jr.

QuickLinks

CONSENT TO BE NAMED AS A DIRECTOR